UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2021

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 13, 2021, David Polinsky resigned as Chief Financial Officer of Rafael Holdings, Inc. (the “Company”).

(c) On September 10, 2021, the Board of Directors of the Company elected Patrick Fabbio as the Chief Financial Officer effective September 13, 2021 (the “Start Date”). On September 10, 2021, the Company entered into a Letter Agreement (the “Letter Agreement”) with Patrick Fabbio that provides for the terms and conditions of Mr. Fabbio’s employment as Chief Financial Officer of the Company.

The Company’s Board of Directors and its Compensation Committee approved the Letter Agreement with Mr. Fabbio, which provides, among other things, the following: (i) an annual base salary of $425,000; (ii) a signing bonus of $50,000, (iii) annual target performance bonus of 40% of the base salary; (iv) an initial grant of employee stock options with a value of $2,500,000 (the “Options”) that will vest as to 25% of the underlying shares on the first anniversary of the grant date and additional options with respect to two and eight hundred thirty-three thousandths’ percent (2.0833%) (in each case, rounded to a whole number of shares) of the underlying shares shall vest on each monthly anniversary of the first anniversary, so that all Options shall vest by the fourth anniversary of the grant date; (v) at-will employment, provided that if Mr. Fabbio’s employment is terminated without cause (as such term is defined the Letter Agreement) or resigns for good reason (as such term is defined in the Letter Agreement) on or prior to the first anniversary of the Start Date (and not within six months following a Change of Control (as such term is defined in the Letter Agreement)) and upon other conditions set forth in the Letter Agreement, Mr. Fabbio will be entitled to severance in the amount of his base salary for 3 months; (vi) in the event of termination without cause or resignation with good reason after the first anniversary of the Start Date (and not within six months following a Change of Control), Mr. Fabbio will be entitled to severance in the amount of his base salary for 6 months; and (vii) in the event of termination without cause or resignation with good reason within six months following a Change of Control, Mr. Fabbio will be entitled to severance in the amount of his base salary for 12 months.

The foregoing summary of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.01 to this report and is incorporated herein by reference.

Patrick Fabbio, 53, served as Chief Financial Officer of (i) WindMIL Therapeutics Inc. from March 2020 to September 2021 (ii) Progenics Pharmaceuticals, Inc. from November 2015 to March 2020, and (iii) electorCore Medical, LLC from May 2015 to November 2015. Mr. Fabbio also served as Vice President of NPS Pharmaceuticals, Inc. from March 2012 to May 2015 as well as numerous other financial positions for publicly-traded and privately-held science and pharmaceutical companies. Mr. Fabbio has been a member of the Board of BeyondSpring Therapeutics, Inc. since January 2018. Mr. Fabbio holds a BBA in Accounting from Pace University with a B.B.A. in Accounting and a M.B.A. from the Stern School of Business at New York University. Mr. Fabbio is a Certified Public Accountant.

A copy of the September 14, 2021, press release relating to the above events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.01	Letter Agreement dated September 10, 2021, between the Company and Patrick Fabbio.
99.1	Press Release, dated September 14, 2021.
104	Cover Page Interactive Data File, formatted in Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ Ameet Mallik
	Name:	Ameet Mallik
	Title:	Chief Executive Officer

Dated: September 14, 2021

EXHIBIT INDEX

Exhibit Number	Document
10.01	Letter Agreement dated September 10, 2021, between the Company and Patrick Fabbio.
99.1	Press Release, dated September 14, 2021.
104	Cover Page Interactive Data File, formatted in Inline XBRL document.

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